                                                                     EXHIBIT 4.2

     THE PREFERRED SHARES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, CONSISTING OF CONVERTIBLE EXCHANGEABLE DEBENTURES DUE 2006 (THE "DEBENTURES") OF MUTUAL RISK MANAGEMENT LTD. ("MRM") AND SERIES A PREFERRED SHARES OF MRM. THE SERIES A PREFERRED SHARES OF MRM EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, DEBENTURES REPRESENTING THE SAME PERCENTAGE OF THE TOTAL PRINCIPAL AMOUNT OF OUTSTANDING DEBENTURES THAT THE NUMBER OF SERIES A PREFERRED SHARES PROPOSED TO BE TRANSFERRED OR ASSIGNED REPRESENTS OF THE TOTAL NUMBER OF OUTSTANDING SERIES A PREFERRED SHARES.

     THE PREFERRED SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

     Certificate Number: [001]                                Number of Series A
                                                           Preferred Shares: [_]

             Series A Preferred Shares (par value $.01 per share)
                    (Liquidation Preference $.01 per share)


                                      of


                          MUTUAL RISK MANAGEMENT LTD.

          MUTUAL RISK MANAGEMENT LTD., a company organized under the laws of Bermuda (the "Company"), hereby certifies that [_] (the "Holder") is the registered owner of fully paid and non-assessable preferred securities of the Company designated the Series A Preferred Shares (par value $.01) (liquidation preference $.01 per share) (the "Series A Preferred Shares"). The Series A Preferred Shares are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer, together with the related Debenture to which this preferred share certificate is attached. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Shares represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of Series A Preferred Shares due 2006 adopted on April 26, 2001, as the same may be amended from time to time (the "Certificate of Designations"). Capitalized terms used but not defined herein shall have the meanings given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

          Reference is hereby made to select provisions of the Series A Preferred Shares set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

          Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

          IN WITNESS WHEREOF, the Company has executed this certificate this [_] day of May 2001.

                                            MUTUAL RISK MANAGEMENT LTD.

                                            By:_________________________________
                                                Name:
                                                Title:

                                            By:_________________________________
                                                Name:
                                                Title:

                              REVERSE OF SECURITY

          The Company is not required to pay any dividends on the Series A Preferred Shares.

          The Series A Preferred Shares are entitled to the voting rights set forth in the Certificate of Designations.

          The Series A Preferred Shares shall be automatically redeemed, for no consideration, upon the conversion, exchange or redemption of the Debenture to which this preferred share certificate is attached. The Series A Preferred Shares shall not be redeemable at the option of Company at any time.

                                  ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned assigns and transfers the Series A Preferred Shares evidenced hereby to:

________________________________________________________________________________
       (Insert assignee's social security or tax identification number)


________________________________________________________________________________
                   (Insert address and zip code of assignee)


Date: _________________

Signature: ____________________________________________
              (Sign exactly as your name appears on the other side of this Series A Preferred
              Share Certificate)

Signature Guarantee:/1/ ________________________________________________________



_________________________________

/1/ (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)